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                                                                   EXHIBIT 12.13
SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
CGS'S OTHER AFFILIATES COMBINED
RATIO OF EARNINGS TO FIXED CHARGES:

                                                        Year End.       Year End.       Year End.        Year End.     Year End.
                                                           1995            1996            1997            1998           1999
                                                        -------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                                  $    (4)        $  (179)        $  (310)        $  (114)        $   (43)

Fixed Charges:
  Interest expense                                          825             854           2,076           2,031           1,943
  Interest factor of rental expense                          --              --              --              --              --
                                                        -------------------------------------------------------------------------
             Total fixed charges                            825             854           2,076           2,031           1,943
                                                        -------------------------------------------------------------------------
             Total earnings                                 821             675           1,766           1,917           1,900

             Total fixed charges                            825             854           2,076           2,031           1,943
                                                        -------------------------------------------------------------------------
Ratio of earnings to fixed charges                         1.00            0.79            0.85            0.94            0.98
                                                        -------------------------------------------------------------------------
  Deficiency to cover fixed charges                          (4)           (179)           (310)           (114)            (43)
                                                        -------------------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                        --              --              --              --              --
             Interest factor                                 33%             33%             33%             33%             33%
                                                        -------------------------------------------------------------------------
                         Total                               --              --              --              --              --
                                                        =========================================================================

                                                          9 Months       9 Months
                                                            Ended          Ended
                                                        September 30,   September 30,
                                                            1999            2000
                                                        -----------------------------
Earnings:
  Pretax income (loss)                                    $   (38)        $    50

Fixed Charges:
  Interest expense                                          1,455           1,549
  Interest factor of rental expense
                                                        --------------------------
             Total fixed charges                            1,455           1,549
                                                        --------------------------
             Total earnings                                 1,417           1,599

             Total fixed charges                            1,455           1,549
                                                        --------------------------
Ratio of earnings to fixed charges                           0.97            1.03
                                                        --------------------------
  Deficiency to cover fixed charges                           (38)             --
                                                        --------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                          --              --
             Interest factor                                   33%             33%
                                                        --------------------------
                         Total                                 --              --
                                                        ==========================